Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

June 10, 2024

Support Agreement

Office Properties Income Trust
Two Newton Place, 255 Washington Street
Suite 300
Newton, Massachusetts 02458

Attention: Chief Financial Officer

Ladies and Gentlemen:

You have advised each of the undersigned (each, acting through such of its affiliates, funds or branches as it deems appropriate, a “Support Party” and collectively, the “Support Parties”, “we” or “us”) that Office Properties Income Trust, a Maryland real estate investment trust (the “Issuer” or “you”), intends to issue new 9.000% Senior Secured Notes (the “New 9.000% Notes”) on the terms set forth in the Confidential Offering Memorandum, dated May 1, 2024, as amended by the press releases dated May 20, 2024 and May 23, 2024 and in the press release to be issued by you in connection with the entry into this Support Agreement which will provide for the extension of the Exchange Offers by an additional five business days (and as the same may be further amended, supplemented or otherwise modified from time to time, the “Offering Memorandum”), relating to the Issuer’s offer to exchange its outstanding 4.500% Senior Notes due 2025 (the “Existing 2025 Notes”), 2.650% Senior Notes due 2026 (the “Existing 2026 Notes”), 2.400% Senior Notes due 2027 (the “Existing 2027 Notes”) and 3.450% Senior Notes due 2031 (the “Existing 2031 Notes”, and collectively with the Existing 2025 Notes, the Existing 2026 Notes, and the Existing 2027 Notes, the “Existing Notes”) for New 9.000% Notes.

Capitalized terms used but not otherwise defined in this agreement (this “Support Agreement”) are used with the meanings assigned to such terms in the Offering Memorandum.

1.       Commitments.

Each Support Party hereby agrees, subject to the terms and conditions contained herein, to validly tender or cause to be tendered, pursuant to and in accordance with the terms of the Exchange Offers set forth in the Offering Memorandum, not later than noon New York City time on June 13, 2024, and not to withdraw or cause to be withdrawn, the aggregate principal amount of Existing Notes set forth on Schedule 1 opposite such Support Party’s name (each such agreement by a Support Party, a “Tender Commitment”, and such agreements by all of the Support Parties collectively, the “Tender Commitments”, and the transactions contemplated by this Support Agreement, including the Exchange Offers, the “Transactions”); provided that a failure by funds and accounts managed by that certain Institution (as defined in Schedule 1 hereto) or affiliates thereof to tender in accordance with this Section 1 an aggregate principal amount of up to $10 million of Existing Notes (taken as a whole across all tranches), to the extent such Existing Notes have been loaned by the Institution to non-affiliates prior to the date hereof, and not received back by the Institution as of the date hereof (“Loaned Notes”) shall not in and of itself constitute a failure by such Institution to comply with its Tender Commitments; provided, however, that (x) such Institution shall nevertheless use reasonable best efforts to tender any such Loaned Notes in the Exchange Offers and (y) such Institution’s Issued Equity will be reduced pro rata by the amount of any Loaned Notes not tendered in accordance with this Section 1. Notwithstanding the foregoing, if requested by any Support Party following an amendment after the date hereof to the Offering Memorandum that alters the Exchange Offer Consideration, the Acceptance Priority Levels, or the Priority Amounts, or otherwise adversely affects the rights of any Support Party thereunder in any material respect, and prior to expiration of the Exchange Offers, you agree to provide for the withdrawal of Existing Notes held by such Support Party and tendered pursuant to the Exchange Offers pursuant to this agreement.

2.       Payment; Registration Rights.

As consideration for the Tender Commitments and agreements of the Support Parties hereunder, you agree, subject to and conditional upon the issuance of the New 9.000% Notes to the Support Parties in accordance with the terms of the Offering Memorandum (the date of such issuance, the “Settlement Date”):

(a)	to issue on or promptly after the Settlement Date a number of common shares of beneficial interest, $0.01 par value per share, of the Issuer, to each Support Party as set forth opposite such Support Party’s name on Schedule 1 hereto (the “Issued Equity”), provided that any Support Party that does not fully comply with its Tender Commitments in all respects will not receive any Issued Equity; provided, that a Support Party’s failure to tender a de minimis amount of its Existing Notes solely due to internal/prime broker minimum increment or other procedural requirements shall not be deemed a failure by such Support Party to comply with its Tender Commitments;

(b)	to pay or cause to be paid, on or promptly after the Settlement Date, (i) the fees and expenses set forth in an invoice of PJT Partners LP, as financial advisor for the Support Parties, in an aggregate amount of $400,000, and (ii) the reasonable and documented fees and expenses set forth in an invoice of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel for the Support Parties, in an aggregate amount not to exceed $250,000 (and each of the Support Parties acknowledges and agrees that in no event will you or your affiliates be responsible as a result of this Support Agreement for any further fees or expenses of the Support Parties, including fees or expenses of advisors or counsel, incurred in connection with the Exchange Offers or the matters set forth herein or otherwise in connection herewith or therewith, including fees or expenses incurred after such payment is made, and that any such fees and expenses will be borne solely by the Support Parties); and

(c)	to use commercially reasonable efforts to prepare and file, as soon as reasonably practicable (and no more than 10 business days from the date of issuance of the Issued Equity), with the U.S. Securities and Exchange Commission a prospectus supplement to the Issuer’s automatic shelf registration statement on Form S-3 (File No. 333-265997) for the offer and resale (by any legally permissible means other than an underwritten offering) of the Issued Equity by the Support Parties as selling shareholders thereunder; provided, that, each Support Party shall (i) have provided such information as is reasonably requested by the Issuer in connection therewith, (ii) be solely responsible for its fees and expenses relating to or arising from the foregoing and its sale of the Issued Equity and (iii) otherwise take any and all actions necessary to effect the registration of the Issued Equity in compliance with applicable law.

4.       Representations by the Support Parties.

Each Support Party hereby represents and warrants, severally and not jointly, to the Issuer that the following statements are true and correct as of the date hereof: (a) such Support Party has been advised by the Issuer and acknowledges that (i) the offer and sale of the Issued Equity has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and (ii) the offer and sale of the Issued Equity is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act and under state securities laws for transactions not involving a public offering, which depends in each case upon, among other things, the accuracy of certain of such Support Party’s representations as expressed herein; (b) such Support Party is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (ii) a non-“U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act; (c) such Support Party will acquire the Issued Equity for its own account, for investment purposes only and not with a view to the distribution thereof or any interest therein in violation of the Securities Act or applicable state securities laws; (d) such Support Party acknowledges that it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the acquisition of the Issued Equity contemplated hereby and that it has made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, business and financial considerations with respect to the Issuer and the Issued Equity in connection with Transactions contemplated hereby; (e) such Support Party acknowledges that (i) the Issuer may be in possession of information about the Issuer (including material non-public information) that may impact the value of the Issued Equity and may not be included in the information available to such Support Party, (ii) notwithstanding any such informational disparity, such Support Party has independently evaluated the risks and merits regarding the Transactions contemplated by this Support Agreement and wishes to enter into this Support Agreement and consummate the Transactions contemplated hereby in accordance with its terms and (iii) none of the Issuer, any of its affiliates or any other person acting on their behalf, including, without limitation, any advisor of any of the foregoing, has made or is making any representation or warranty to such Support Party or any other person, whether express or implied, of any kind or character (including, without limitation, as to accuracy or completeness of any information or as to the creditworthiness of the Issuer or its affiliates or the Issued Equity or as to the Transactions contemplated by this Support Agreement), and such Support Party is not relying upon, and has not relied upon, any representation or warranty made by any person regarding the Transactions contemplated by this Support Agreement or otherwise; (f) such Support Party expressly acknowledges that it is not participating in the Transactions on the basis of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act; (g) such Support Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (h) such Support Party has all requisite power and authority necessary for the execution, delivery and performance of this Support Agreement and to consummate the Transactions and this Support Agreement constitutes the legal, valid, and binding obligations of such Support Party, enforceable in accordance with the terms hereof, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies and (i) such Support Party has not previously tendered the Notes held thereby and set forth on Schedule 1 prior to the execution of this Support Agreement.

5.       Termination.

The obligations of each of the parties under this Support Agreement shall terminate automatically and without any further action by any party upon the earliest to occur of: (a) the mutual written consent of the Issuer and each of the Support Parties, (b) your public announcement of the termination of the Exchange Offers without the consummation thereof and (c) 5:00 p.m., New York City time, on June 30, 2024; provided, in each case, (i) that any such termination shall not relieve any party hereto from any liability in connection with a breach of this Support Agreement that occurred prior to such termination and (ii) Sections 6 and 7 of this Support Agreement shall survive termination hereof.

6.       Governing Law; Jurisdiction; Waivers.

This Support Agreement, and any claim, controversy or dispute arising under or related to this Support Agreement, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of law thereof to the extent such principles would cause the application of the law of another state. Each of the parties to this Support Agreement irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to this Support Agreement and (b) agrees that a final judgment in any such action may be enforced in any such court. Each of the parties to this Support Agreement agrees that service of any process by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each of the parties to this Support Agreement irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Support Agreement.

7.       Miscellaneous.

This Support Agreement is made solely for the benefit of the parties signatory hereto and nothing in this Support Agreement, expressed or implied, is intended to confer on any other person or entity any rights or remedies. This Support Agreement may not be amended or waived except by an instrument in writing signed by each party hereto. Neither this Support Agreement nor any of the rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of each other party (and any purported assignment without such consent shall be null and void). This Support Agreement sets forth the entire understanding of the parties hereto as to the scope of the obligations of the parties hereunder, and supersedes all prior agreements, understandings and proposals between the parties hereto relating to the Transactions. This Support Agreement may be executed in one or more counterparts (including electronic counterparties), each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Support Agreement as of the date set forth above.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each Supporting Party has executed this Support Agreement as of the date first set forth above as set forth on Schedule 2.

[Signature Page to Support Agreement]

SCHEDULE 1

STRICTLY CONFIDENTIAL

TENDER COMMITMENTS AND ISSUED EQUITY

[OMITTED PURSUANT TO ITEM 601(b)(10) OF REGULATION S-K.]

Schedule 1 – Page 1

SCHEDULE 2

STRICTLY CONFIDENTIAL

SIGNATURE PAGES

[OMITTED PURSUANT TO ITEM 601(b)(10) OF REGULATION S-K.]

Schedule 2